Exhibit 10.4
AMENDMENT NO. 2
TO THE
LINCOLN ELECTRIC HOLDINGS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(AS AMENDED AND RESTATED AS OF DECEMBER 31, 2008)

    Lincoln Electric Holdings, Inc. hereby adopts this Amendment No. 2 to the Lincoln Electric Holdings, Inc. Supplemental Executive Retirement Plan (As Amended and Restated as of December 31, 2008), as amended (the “Plan”), effective as of August 1, 2020.
    Article XI of the Plan is hereby amended in its entirety to read as follows:
“ARTICLE XI
FUNDING

The entire cost of this Plan shall be paid from the general assets of the Employer. No liability for the payment of benefits under the Plan shall be imposed upon any officer, trustee, employee, or agent of an Employer. Notwithstanding the foregoing, nothing in this Plan shall preclude the Company from setting aside amounts in trust (the “Trust”) pursuant to one (1) or more trust agreements between a trustee and the Company. However, no Participant, Spouse, or beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust, and all funds contained in the Trust shall remain subject to the claims of the Company’s general creditors. In furtherance of the foregoing, in the event of a Potential Change in Control or a Change in Control (as such terms are defined in the Lincoln Electric Holdings, Inc. Rabbi Trust Agreement by and between the Company and Wells Fargo Bank, National Association (or its successor trustee) effective as of August 1, 2020 (or any successor trust agreement to the foregoing agreement) (the “Trust Agreement”)) or upon any other event specified in the Trust Agreement, the Company shall contribute (or cause to be contributed) to the Trust established thereunder assets in the amounts, and in accordance with the terms and conditions, as set forth in the Trust Agreement, provided that any such contribution would not result in a transfer of property within the meaning of Section 83 of the Code as contemplated by Sections 409A(b)(2) or (3) of the Code.”

        IN WITNESS WHEREOF, Lincoln Electric Holdings, Inc. has caused this Amendment No. 2 to be executed on this 21st day of July, 2020.

LINCOLN ELECTRIC HOLDINGS, INC.

By: /s/ Michele R. Kuhrt

Name: Michele R. Kuhrt

Title:     Executive Vice President, Chief Human Resources Officer